Exhibit 99.1

February 29, 2012

Dear Advisor and Shareholder:

Thompson National Properties, LLC (“TNP”) is pleased to provide an update on current events for TNP Strategic Retail Trust, Inc. (“SRT”). We are pleased to report that SRT has raised almost $69 million in equity from 2,208 shareholders. The SRT property portfolio now consists of 14 properties containing approximately 1,448,325 of leasable square feet and 45 acres of developable land parcels which may provide significant potential future income, all acquired at a cost of approximately $188 million.

The following is an update on recent property acquisitions, current leasing in the portfolio and a summary of recently completed refinancings.

Recent Property Acquisitions:

Your board of directors unanimously approved, and SRT has completed, 4 recent property acquisitions totaling $55,425,000 at an 8.07% average capitalization rate and 91.17% average occupancy on 431,445 sq ft.

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Summit Point in Fayetteville, GA was acquired on December 21, 2011 for $18,250,000 at a 7.56% capitalization rate[1]. The property includes 104,572 sq ft and is 88% leased. Major tenants include Publix Grocery, Chase Bank, Verizon Wireless and Wendy’s. The property is located in a high income suburb approximately 20 minutes south of Hartsfield International Airport. Publix Markets are the dominant grocer in Atlanta and the entire southeastern United States. Privately held Publix, with over $7.3 billion in stockholders equity and only $76 million in outstanding long term debt, is considered an investment grade credit by the financial and lending community.[2]

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Morningside Marketplace located in Fontana, CA was acquired on January 9, 2012 for $18,050,000 at a 7.52% capitalization rate. The property includes 87,793 sq ft and is 95.6% leased. Major tenants include Ralphs Grocery, a subsidiary of Kroger (rated BBB by Standard & Poor’s (“S&P”)), Chase Bank, Chevron and KFC/Pizza Hut which are both owned by Yum! Brands (rated BBB- by S&P). Over 75% of the leasable area is occupied by both national and regional tenants. Morningside Marketplace is supported by strong demographics with an average 2010 household income within a 1 mile radius of $105,997.[3]

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Capitalization rates represent a widely used measurement for comparing real estate investment opportunities, but they should not be the sole factor in any real estate investment decision. Many more factors should be reviewed such as the growth or decline of the potential income, the change in value of the property, and any alternative investments available. SRT calculates the capitalization rate for a real property by dividing the projected “net operating income” of the property by the purchase price of the property, excluding closing costs and fees. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. We determine gross operating revenues based on income that is contractually obligated to be paid by tenants (including anticipated renewals) over the upcoming 12-month period. Gross operating revenues are also adjusted for known vacancies, tenant concessions and charges not collected. Capitalization rates include projections of future income and expenses that may or may not occur.

[2]	Publix Annual Report on Form 10-K, filed with the SEC on February 28, 2011.
[3]	Claritas Research Dept.

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Woodland West Marketplace in Arlington, TX was acquired on February 3, 2012 for $13,950,000 at a 9.09% capitalization rate. Woodland West Marketplace includes 176,414 sq ft and is 87% occupied. Major tenants include Tom Thumb Grocery, a subsidiary of Safeway (rated BBB by S&P), Bank of America, US Post Office and Goodyear Tire Store. The property was renovated in 1997 with a $2.4 million renovation of Tom Thumb grocery in 2005. 61% of the current occupancy is comprised of national and regional tenants. Woodland West is located 3.8 miles from Cowboy Stadium and 1 mile from the University of Texas at Arlington.

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Ensenada Square, also in Arlington, TX, was acquired on February 27, 2012 for $5,175,000 at a 8.66% Cap Rate. The center includes 62,676 sq ft and is 93% leased. Kroger and Family Dollar (rated BBB-by S&P), occupy 79% of the entire center. Renovated in 2005, Kroger is building a gas station at a cost of over $1.0 million due to the center’s location 3.0 miles west of Cowboy Stadium. The center enjoys direct access to Cowboy Stadium via Norwood Lane.

SRT is pursuing the acquisition of two retail properties that would add $11,200,000 in acquisition value to the portfolio at an average capitalization rate of 9.54%. The two potential acquisitions are subject to substantial conditions to close and there is no guaranty that SRT will acquire these properties on the terms described above, or at all.

Leasing and Sales Report:

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As of December 31, 2011, there were 11 properties in the SRT portfolio with an average occupancy of 80.92%. We have seen a marked increase in activity across markets and successfully completed 71,057 of new and renewal leasing valued at $5,083,574 in 2011. Of the renewal leasing activity, 61% of renewing tenants in 2011 renewed their leases at greater rental rates than 2010. 2012 is off to a brisk start with average occupancy increasing to 83.6% across the current property portfolio comprised of 14 retail properties. We believe our strategy of buying right has allowed us to meet the market in terms of rental rate and concession and still achieve or exceed proforma projections.

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As reported by CoStar’s 2011 Retail Review & Outlook, presented by Senior Real Estate Strategist Suzanne Mulvee and Real Estate Economist Ryan McCullough on February 8, 2012, the retail sector is beginning to show signs of recovery as “[r]etail property rents are expected to begin to rise later this year as demand for store space in shopping centers and malls slowly soaks up available space and, combined with the dearth of new space under development, finally tips the supply and demand balance. Improvements in market fundamentals are starting to spread into secondary markets and smaller shopping centers typically occupied by Mom-and-Pop businesses.” We continue to position SRT to capitalize on this shift and look forward to a strong leasing year in 2012.

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In addition to the 1,448,325 rentable sq ft currently in the SRT portfolio, we now have approximately 45 acres of very attractive out parcel pad sites that are garnering market interest. We are in negotiations for over 65,000 sq ft of build to suit opportunities with national retailers at Osceola Village and are beginning to see similar interest in pad sites in other markets which were previously “under marketed” prior to the acquisition by SRT and are beginning to receive proper exposure under the SRT leasing program.

On November 30, 2011, SRT sold a Jack in the Box parcel and a vacant parcel consisting of 34,752 square feet of developable land, at San Jacinto Esplanade, a retail center in San Jacinto, California for $1.2 million. The proceeds were reinvested through a 1031 exchange into the acquisition of Summit Point property located in Fayetteville, Georgia. On February 24, 2012 SRT sold a KFC/Pizza Hut parcel at Morningside Marketplace for $1.2 million, the proceeds of which were reinvested into the Ensenada Square property acquisition. This is the 4th pad sale we completed during 2011 and 2012 utilizing a 1031 exchange.

Financing Update:

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On December 16, 2011, SRT refinanced $10 million of the original $15.3 million loan secured by the Constitution Trail property located in Normal, Illinois. The property contains 197,739 square feet of rentable area and approximately 28.5 acres of undeveloped land held for future development or ground lease opportunity. The $10 million loan was refinanced with American National Insurance Company at a rate of 5.75% and for a term of 5-years. SRT anticipates the refinancing will save SRT approximately $900,000 a year in interest expense.

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SRT also completed a four property refinancing with KeyBank on January 6, 2012 in the amount of $33.2 million for a term of 5-years and at a rate of 5.93%. The four properties, Moreno Marketplace, Topaz Marketplace, Northgate Plaza and Pinehurst Square East were collateral for SRT’s $35 million line of credit with KeyBank. The financing freed up availability under the line of credit to enable SRT to complete upcoming acquisition opportunities using the line of credit.

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On February 1, 2012 SRT completed a refinancing of the loan on its BI-LO center located in Chester, South Carolina. The original loan carried an interest rate of 9%. SRT used its line of credit with KeyBank which currently has a rate of 5.5%. SRT anticipates annual savings in interest expense of nearly $50,000 as a result of this financing.

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SRT’s charter and its advisory agreement with its advisor, TNP Strategic Retail Advisor, LLC (the “Advisor”), provides that at the end of a 12-month period the Advisor shall reimburse SRT the amount by which SRT’s aggregate operating expenses for such period exceeded the greater of 2% of average invested assets or 25% of net income (the “2%/25% Guideline”), unless a majority of the independent directors makes a finding that, based on unusual and non-recurring factors that they deem sufficient, the excess operating expenses are justified. On February 24, 2012, the independent directors unanimously determined the excess amount of operating expenses of $268,000 for the fiscal year ended December 31, 2011 to be justified because (1) the amounts reflect legitimate operating expenses necessary for the operation of SRT’s business, (2) SRT is currently in its acquisition and development stage, (3) certain SRT properties are not yet stabilized, and (4) SRT is continuing to raise capital in its initial public offering but the expenses incurred as a result of being a public company (including for audit and legal services, director and officer liability insurance and fees for directors) are disproportionate to SRT’s average invested assets and net income and such expenses will benefit SRT and its stockholders in future periods. The independent directors further resolved, however, that the Advisor would be required to repay SRT any portion of such excess amount to the extent that, as of the termination of the advisory agreement, SRT’s aggregate operating expenses as of such date exceed the 2%/25% Guideline for all prior periods.

All of us at Thompson National Properties and TNP Strategic Retail Trust appreciate your continued support as we continue to grow and prosper. If you have any questions or would like additional information please contact me at (949) 648-8669 or at tt@tnpre.com.

Best Regards,

Anthony W. “Tony” Thompson

Chairman & CEO

This business update contains forward-looking statements within the meaning of federal securities laws and regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: an inability to complete the proposed leases on the current terms or at all; the possible failure of one or more of the closing conditions for our targeted acquisitions, which may result in the termination of the acquisition; an inability to identify appropriate options and funding for acquisitions and investments; volatility in the debt or equity markets affecting SRT’s ability to acquire or sell real estate assets; SRT’s inability to make interest and principal payments on its outstanding indebtedness; national and local economic and business conditions; the ability to maintain sufficient liquidity and SRT’s access to capital markets; the performance of real estate assets after they are acquired; and other risks and uncertainties associated with SRT’s business described in its filings with the Securities and Exchange Commission. Although SRT believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. SRT undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in its expectations. This release should be read in conjunction with the consolidated financial statements and notes thereto included in SRT’s most recent reports on Form 10-K, as amended, and Form 10-Q. Copies of these reports are available on our website and at www.sec.gov. This business update shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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